Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
United Surgical Partners International, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-64926) on Form S-8 of United Surgical Partners International, Inc. of our reports dated February 28, 2007, with respect to the consolidated balance sheets of United Surgical Partners International, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of United Surgical Partners International, Inc.
Our report dated February 28, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, contains an explanatory paragraph which states that, in conducting the Company’s evaluation of the effectiveness of its internal control over financial reporting, management excluded the acquisition of the following subsidiaries and equity method investments, which were completed by the Company in 2006. Our audit of internal control over financial reporting of United Surgical Partners International, Inc. also excluded an evaluation of the internal control over financial reporting of the subsidiaries listed below:
•	Surgis, Inc.
•	USP Creve Coeur, Inc.
•	USP Chesterfield, Inc.
•	USP St. Peters, Inc.
•	USP Olive, Inc.
•	USP Sunset Hills
•	USP Bridgeton, Inc.
•	USP Columbia, Inc.
•	USP Florissant, Inc.
•	Shoreline Real Estate Partnership, L.L.P.
•	Shoreline Surgery Center, L.L.P.
•	USP Richmond II, Inc. (Investment in St. Mary’s Ambulatory Surgery Center, L.L.C.)
•	USP Sacramento, Inc. (Investment in Roseville Surgery Center, L.P.)
•	THVG/HealthFirst, L.L.C. (Investments in Huguley Surgery Center, L.L.P. and Rockwall Ambulatory Surgery Center, L.L.P.)
•	USP Midwest, Inc. (Investment in Hinsdale Surgical Center, L.L.C.)
•	USP Mission Hills, Inc. (Investment in Santa Clarita Surgery Center, LP)
•	USP New Jersey, Inc. (Investment in Northern Monmouth Regional Surgery Center, L.L.C.)
•	USP Houston, Inc. (Investments in Memorial Herrmann Surgery Center Southwest, L.L.P. and Memorial Herrmann Surgery Center Sugarland, L.L.P.)
•	USP Michigan, Inc. (Investments in Genesis ASC Partners, L.L.C. and Lake Lansing ASC Partners, L.L.C.)
                                                   KPMG LLP
Dallas, Texas
February 28, 2007